UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2009 (December 31, 2008)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendments to Executive Compensation Plans and Agreements

In response to passage of The American Jobs Creation Act of 2004 (the “Act”), the Board of Directors of New Jersey Resources Corporation (the “Company”) has taken steps to ensure that the Company’s deferred compensation plans, programs, and arrangements comply with new requirements under the Internal Revenue Code of 1986, as amended (the “Code”). Specifically, the Act added a new section to the Code, Section 409A (“Section 409A”), which imposes new requirements on deferred compensation arrangements. Accordingly, the Company’s Board of Directors authorized and directed the amendment of the Company’s deferred compensation plans, programs and arrangements and authorized and directed that steps be taken to ensure that any other deferred compensation plans, programs, or arrangements of the Company comply with Section 409A. The amended and restated plans, programs and arrangements were entered into as of December 31, 2008, and became effective as of January 1, 2009. Most of the changes made to these plans, programs and arrangements are not material and have been made only for the purpose of clarification or conforming to the requirements of Section 409A.

The changes to these plans, programs and arrangements include, among other changes, the following, as applicable:

•
to provide that amounts payable under certain equity and incentive compensation awards will be paid no later than two and one-half months after the end of year in which vested, to clarify the payment of non-stock dividends on restricted stock will be made currently as paid to other shareholders, and to provide that performance share and performance unit awards continue to be subject to performance criteria after a participant’s termination of employment due to disability or retirement, in order for those payments to be exempt from Section 409A as short term deferrals;

•	to provide for payment and provision of benefits only at times permitted by Section 409A;

•
to conform the “change in control” provisions in certain plans and agreements to the Section 409A definition - a change in control shall be deemed to occur if (i) a person, entity or group acquires fifty percent (50%) or more of the voting power of the Company within a 12-month period, (ii) a change in majority membership of the Board of Directors within a 12-month period without approval of at least a majority of incumbent directors, or (iii) if as the result of any cash tender or exchange offer, merger or other business combination there is a change in ownership of more than 50% of the stock or assets of the Company;

•
to define cessation of employment to mean a “separation from service” within the meaning of Section 409A where it is reasonably anticipated that no further services would be performed after such date or that the level of bona fide services the executive would perform after that date (whether as an employee or independent contractor) would permanently decrease to no more than 50 percent of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period (or, if lesser, the period of executive’s service);

•
to provide that “specified employees” (as defined for Section 409A purposes) will not be paid amounts from certain programs until the date that is six months after such employee’s separation from service or, if earlier, his/her death;

•	to provide that a participant’s timing of participation comply with Section 409A;

•	to provide that a participant’s deferral elections and time and form of payment elections comply with the limitations of Section 409A;

•	to provide that the definition of “affiliate” comply with Section 409A; and

•	to require that any plan termination or amendment comply with Section 409A to the extent required.

All plans and agreements to which changes have been made will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q for the quarter ended December 31, 2008.  The following is a list of the plans and agreements that have been amended:

•	Form of Supplemental Executive Retirement Plan Agreement between the Company and each of the Company’s named executive officers,

•	Form of Employment Continuation Agreement between the Company and each of the Company’s named executive officers,

•	The Company’s 2007 Stock Award and Incentive Plan,

•	2007 Stock Award and Incentive Plan Form of Stock Option Agreement,

•	2007 Stock Award and Incentive Plan Form of Performance Unit Agreement,

•	2007 Stock Award and Incentive Plan Form of Performance Share Agreement,

•	2007 Stock Award and Incentive Plan Form of Restricted Stock Agreement,

•	Directors’ Deferred Compensation Plan,

•	Officers’ Deferred Compensation Plan,

•	Savings Equalization Plan, and

•	Pension Equalization Plan

Deferred Stock Retention Award Agreements

In November 2008, the Leadership Development and Compensation Committee (“LDCC”) of the Company’s Board of Directors approved the grant of a deferred stock retention award to two of the Company’s named executive officers, Ms. Kathleen T. Ellis and Mr. Joseph P. Shields, as recognition for superior performance and as a retention vehicle. The deferred stock retention awards are denominated in dollars and converted into deferred stock units based on the stock price at the date of grant. Each deferred stock unit equals one share of the Company’s Common Stock. The deferred stock units will not accrue dividends. At the end of the deferral period, deferred stock units are paid out in shares of the Company’s Common Stock. The deferred stock retention awards become payable in four quarterly installments beginning three years from the date of the grant, provided that the named executive officer complies with certain covenants, including a non-competition restriction. On December 31, 2008, the Company entered into the Deferred Stock Retention Award Agreements with Joseph P. Shields and Kathleen T. Ellis, attached hereto as Exhibit 10.25 and 10.26, respectively.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired:	Not applicable.

(b)	Pro forma financial information:	Not applicable.

(c)	Exhibits: Exhibit 10.25: Form of Deferred Stock Retention Award Agreement of Joseph P. Shields Exhibit 10.26: Form of Deferred Stock Retention Award Agreement of Kathleen T. Ellis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 7, 2009
By: /s/Glenn C. Lockwood
Glenn C. Lockwood Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.25	Form of Deferred Stock Retention Award Agreement of Joseph P. Shields
10.26	Form of Deferred Stock Retention Award Agreement of Kathleen T. Ellis